UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 2, 2012

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 7, 2012, Gartner, Inc. (the “Company”) announced financial results for the three and twelve months ended December 31, 2011. A copy of the Company’s press release is furnished as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02. ELECTION OF DIRECTORS

On February 2, 2012, the Company’s board of directors appointed Raul E. Cesan as a director. Since 2001, Mr. Cesan, 64, has been the Founder and Managing Partner of Commercial Worldwide LLC, an investment firm. Prior thereto, he spent 25 years at Schering – Plough Corporation, serving in various capacities of increasing executive responsibility, including most recently as: the President and Chief Operating Officer (from 1998 to 2001); Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 – 1998); President of Schering Laboratories, U.S. Pharmaceutical Operations (from 1992 to 1994); and President of Schering – Plough International (from 1988 to 1992). Mr. Cesan is also a director of The New York Times Company.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On February 2, 2012, the Company’s board of directors approved amendments to the bylaws of the Company which (i) incorporate a majority vote standard for the election of directors and (ii) clarify the procedures for advance notice of stockholder proposals.

The amended bylaws require that, in an uncontested election, a director must receive more “for” votes than “against” votes in order to be elected. Any director who is not elected must offer to tender his or her resignation to the board. The Governance/Nominating Committee of the board will make a recommendation to the full board on whether to accept or reject the resignation. The board will consider and act on the Governance/Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The plurality standard continues to apply in contested elections.

The amendments related to the advance notice of stockholder business and director nominations modify the existing advance notice requirements in the bylaws and clarify the requirements for a stockholder’s notice to be in proper form, require additional disclosure regarding stockholder director nominees, require derivative securities and other economic interests be disclosed in any proposal for stockholder business or director nomination, require disclosure of information about any parties that are affiliated with the party making a proposal for stockholder business or director nominations and distinguish between proposals that are to be included in the Company’s proxy statement and proposals made under the bylaws.

A copy of the Amended and Restated Bylaws of Gartner, Inc. is attached hereto as Exhibit 3.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

          (d) Exhibits

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Bylaws of Gartner, Inc. dated February 2, 2012

99.1	Press Release issued February 7, 2012 with respect to financial results for Gartner, Inc. for the three and twelve months ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: February 7, 2012	By:	/s/ Christopher J. Lafond

Christopher J. Lafond Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Bylaws of Gartner, Inc. dated February 2, 2012.

99.1	Press Release issued February 7, 2012 with respect to financial results for Gartner, Inc. for the three and twelve months ended December 31, 2011.